EXHIBIT 10.4

PATENT ASSIGNMENT CONFIRMATION & RELEASE

TO ALL TO WHOM THESE PRESENTS SHALL COME OR MAY CONCERN, KNOW THAT Harvey Romanek, for good and valuable consideration, previously assigned all of his rights, title and interest in and to United States patent application number 62,312,327, title “Plant Dryer with Improved Convection Flow” (the “Assigned Patents”) and all provisional patent applications, non-provisional patent applications, issued patents, as well as all patent applications and/or patents maturing from a continuation, continuation-in-part, division, reissue or reissue of the Assigned Patents (collectively the “Assigned Patent Rights”) to Brandon Romanek pursuant to a Patent Assignment, dated November 7, 2016 (the “Patent Assignment”), and Harvey Romanek hereby:

(i)	Acknowledges and confirms that the Assigned Patent Rights included all rights, title, and interest in and to United States patent application number 15,467,722, title “Plant Dryer with Improved Convection Flow, and all rights relating to such patent application (the “Non-Provisional Patent Application Rights”);

(ii)	Acknowledges and confirms that the Assigned Patent Rights included all rights, title, and interest in and to issued United States Patent No. 10,132,564, title “Plant Dryer with Improved Convection Flow, and all rights relating to such patent (the “Patent Rights”); and

(iii)	Releases to THC Therapeutics, Inc., a Nevada corporation, effective as of the date of Brandon Romanek’s assignment of the Assigned Patent Rights to THC Therapeutics, Inc., January 7, 2017, any other rights or claims relating to the Assigned Patent Rights, the Non-Provisional Patent Application Rights, and/or the Patent Rights.

IN WITNESS WHEREOF, Harvey Romanek has caused this Patent Assignment Confirmation & Release to be executed by him on September 30, 2019.

Harvey Romanek

/s/ Harvey Romanek
Individually